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                                                                    Exhibit 99.C

                  REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of February 29, 2000 by and between Data Broadcasting Corporation, a Delaware corporation ("DETECTIVE"), and Pearson Longman, Inc., a Delaware corporation (collectively with any of its designees, "LYNX PARENT").


                                 R E C I T A L S

                  WHEREAS, Detective, Detective Merger-Sub, Inc., a Delaware corporation ("ACQUISITION SUB"), Lynx Parent and Interactive Data Corporation, a Delaware corporation ("LYNX"), have entered into that certain Agreement and Plan of Merger, as amended by Amendment No.1 to the Agreement and Plan of Merger among Lynx, Lynx Parent, Detective and Acquisition Sub, dated as of January 10, 2000 (as so amended, the "MERGER AGREEMENT"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), which provides for, among other things, the merger of Acquisition Sub with and into Lynx (the "MERGER");

                  WHEREAS, immediately prior to the Merger, Lynx Parent owned all of the issued and outstanding shares of Lynx common stock;

                  WHEREAS, in the Merger, (a) Lynx became a wholly-owned subsidiary of Detective and (b) Lynx Parent received 56,423,949 (subject to adjustment as set forth in the Merger Agreement) newly issued shares of Detective Common Stock (the "DETECTIVE SHARES");

                  WHEREAS, as a condition to Lynx agreeing to enter into the Merger Agreement, Detective agreed to grant Lynx Parent and its designees certain registration rights with respect to the Detective Shares and other securities of Detective which they may hold in the future;

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Detective and Lynx Parent hereby, intending to be legally bound by the terms hereof, agree as follows:

         1.       REGISTRATION RIGHTS.

                  1.1      DEFINITIONS.  For purposes of this Agreement:

                           (a) "FORM S-3" means such form under the Securities
Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Detective with the SEC.
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                           (b) "HOLDER" means any person owning of record
Registrable Securities that have not been sold to the public or pursuant to Rule 144 ("RULE 144") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

                           (c) "PROSPECTUS" shall mean the prospectus included
in any registration statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (d) "REGISTRABLE SECURITIES" means: (1) all of the
Detective Shares, (2) any securities of Detective subsequently acquired by Lynx Parent or any Affiliate of Lynx Parent, and (3) any securities of Detective issued as a dividend or other distribution with respect to, or in exchange for or in replacement thereof excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement, or (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC or sold pursuant to Rule 144 except to the extent reacquired by Lynx Parent or an Affiliate of Lynx Parent as provided in clause (2) above.

                           (e) "REGISTRABLE SECURITIES THEN OUTSTANDING" shall
mean the number of Registrable Securities that are Detective Common Stock and are issued and outstanding at such time plus with respect to any Registrable Securities issued and outstanding at such time that are not Detective Common Stock, the number of shares of Detective Common Stock into which such Registrable Securities are then or will be convertible or otherwise exchangeable or exerciseable.

                           (f) "REGISTRATION" refers to a registration effected
by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                           (g) "SEC" means the United States Securities and
Exchange Commission.


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                  1.2      DEMAND REGISTRATION.

                           (a) REQUEST BY LYNX PARENT. If Detective shall
receive at any time a written request from Lynx Parent that Detective file a registration statement under the Securities Act, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, covering the registration of Registrable Securities pursuant to this
Section 1.2, then Detective shall effect, as soon as practicable, and in any event use its best efforts to effect within 60 days of such request, the registration under the Securities Act of all Registrable Securities which Lynx Parent requests to be registered and included in such registration, subject only to the limitations of this Section 1.2.

                           (b) UNDERWRITING. If Lynx Parent intends to
distribute the Registrable Securities covered by its request by means of an underwriting, then it shall so advise Detective as a part of its request made pursuant to this Section 1.2. Lynx Parent shall (a) select the managing underwriter to administer such offering after consultation with Detective and subject to the approval of Detective, which approval shall not be unreasonably withheld, and (b) enter into an underwriting agreement in customary form with such managing underwriter. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) Detective in writing that marketing factors require a limitation of the number of Registrable Securities which would otherwise be registered and underwritten pursuant hereto Detective will so advise Lynx Parent, and the number of securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated first, to Lynx Parent, second, to Detective, third, among all other Holders, on a pro rata basis based on the number of Registrable Securities held by each such Holder, and fourth, among all other holders of securities of Detective.

                           (c) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. Detective
is obligated to effect only three (3) such registrations for Lynx Parent pursuant to this Section 1.2. Detective shall not be deemed to have effected a registration pursuant to this Section 1.2 unless a registration statement in respect thereof shall have been declared effective by the SEC and remains effective for 120 days or such earlier time until all Registrable Securities registered under such Registration Statement have been sold (or withdrawn from such registration at the request of Lynx Parent).

                           (d) DEFERRAL; JURISDICTIONAL REQUIREMENTS.
Notwithstanding the foregoing, if Detective shall furnish to Lynx Parent a certificate signed by the President or Chief Executive Officer of Detective stating that it would be seriously detrimental to Detective and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then Detective shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of Lynx Parent or such earlier time as such a certificate could no longer be given in good faith; PROVIDED, HOWEVER, that Detective may not utilize this right more than once in any twelve (12) month period.


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                           (e) WITHDRAWN REQUEST. Lynx Parent may withdraw a
request for registration under this Section 1.2 at any time prior to the effective date of the Registration Statement related to such registration, it being understood that such withdrawn registration statement shall not count toward the maximum number of registrations provided for in section 1.2(c).

                  1.3      PIGGYBACK REGISTRATIONS.

                           (a) Detective shall notify all Holders of Registrable
Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of Detective (including, but not limited to, registration statements relating to secondary offerings of securities of Detective, but excluding registration statements on Form S-8 or S-4 or relating solely to any employee benefit plan or an acquisition of any entity or business) and will afford Holders, subject to the terms and conditions set forth herein, an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Holders. Holders shall, within twenty (20) days after receipt of the above-described notice from Detective, so notify Detective in writing, and in such notice shall inform Detective of the number of Registrable Securities each Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by Detective, the Holder shall nevertheless continue to have the right to include any Registrable Securities not included in such registration statement in any subsequent registration statement or registration statements as may be filed by Detective with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (b) UNDERWRITING. If a registration statement with
respect to which Detective gives notice under this Section 1.3 pertains to an underwritten offering, then Detective shall so advise Holders. In such event, the right of Holders to have the Registrable Securities included in a registration pursuant to this Section 1.3 shall be conditioned upon Holders' participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to sell Registrable Securities in such offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriter(s) may, after providing a written opinion of such determination to Detective and Holders, exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in the registration and the underwriting shall be allocated, first, to Detective, second, to Lynx Parent, third between the other Holders, on a pro-rata basis based on the number of Registrable Securities held by each such Holder and fourth to any other holders of Detective's securities, provided that if the registration is a registration pursuant to Section 1.2, the "cut-back" provisions described in the last sentence of Section 1.2(b) shall apply. If a Holder disapproves of the terms of any such underwriting, a Holder may elect to withdraw therefrom by written notice to Detective and the


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managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement or if notified of the terms thereafter, promptly after such notification. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  1.4 FORM S-3 REGISTRATION. In case Detective shall receive from Lynx Parent a written request or requests that Detective effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Lynx Parent or its Affiliates, then Detective will:

                           (a) REGISTRATION. As soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Lynx Parent's or its Affiliates' Registrable Securities as are specified in such request, PROVIDED, HOWEVER, that Detective shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                                    (1) if Form S-3 is not available for such
offering by Lynx Parent; or

                                    (2) if Detective shall furnish to Lynx
Parent a certificate signed by the President or Chief Executive Officer of Detective stating that it would be seriously detrimental to Detective and its stockholders for such Form S-3 Registration to be effected at such time, in which event Detective shall have the right to defer the filing of the Form S-3 registration statement, no more than once during any twelve month period, for a period of not more than one hundred twenty (120) days after receipt of the request of Lynx Parent under this Section 1.4 or such earlier time as such a certificate could no longer be given in good faith.

                           (b) NOT DEMAND REGISTRATION. Form S-3 registrations
shall not be deemed to be demand registrations as described in Section 1.2 above.

                           (c) WITHDRAWN REQUEST. Lynx Parent may withdraw a
request for registration under this Section 1.4 at any time prior to the effective date of the Registration Statement related to such registration.

                  1.5 OBLIGATIONS OF DETECTIVE. Whenever required to effect the registration of any Registrable Securities under this Agreement, Detective shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective as soon as practicable and with respect to registrations effected pursuant to Sections 1.2, 1.3 and 1.4 keep such registrations effective for up to one hundred twenty (120) days (other than in the case of a "shelf" registration under Rule 415 under the Securities Act in which case


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Detective shall keep such "shelf" registration current at all times), excluding any lock-up period, or such shorter period of time as is agreed to in writing by Detective and each applicable Holder.

                           (b) For such period of time as shall be required in
connection with the transactions contemplated thereby and permitted by applicable rules, regulations and administrative practice of the SEC (but not for more than 120 days from the effective date thereof), file such post-effective amendments and supplements to such registration statement as shall be necessary so that neither such registration statement nor any related Prospectus shall contain any material misstatement or omission relative to Detective or any of its assets or liabilities or its businesses or affairs and will otherwise comply with all applicable federal, state and foreign securities laws.

                           (c) Furnish to the Holder such number of copies of a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Detective shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless already subject thereto.

                           (e) If requested by the underwriters for any
underwritten offering by a Holder pursuant to any registration requested under
Section 1.2 or 1.4, Detective shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in form and substance to such Holder and to contain such representations and warranties by Detective and such other terms and provisions (including, without limitation, provisions for indemnification of such underwriters by Detective) as are customarily contained in such underwriting agreements. The Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the agreements on the part of, Detective to and for the benefit of such underwriters be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder.

                           (f) Notify the Holders promptly, (i) of the time such
registration statement becomes effective or when any amendment or supplement or prospectus forming a part of such registration statement has been filed or becomes effective, (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration


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statement or the initiation or threatening of any proceedings for that purpose
(and Detective will use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal promptly if such stop order should be issued), (iv) of the receipt by Detective of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in a registration statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or Prospectus so that, in the case of a registration statement, it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, at the reasonable request of a Holder, Detective shall also promptly prepare and file with the SEC and make available to such Holder any supplement or amendment reasonably necessary so that neither such registration statement nor any related Prospectus shall contain any material misstatement or omission as a result of such event (provided that the 120 day period referred to in Section 1.2, 1.3 or 1.4 shall be extended by the period from which Detective gives the notice specified in this clause until such supplement or amendment is made available to such Holder), and (vi) of Detective's reasonable determination that a post-effective amendment to a registration statement would be appropriate; except that notice of an event or determination referred to in (v) or (vi) above need be made only if a registration statement relating to Registrable Securities is then in effect.

                           (g) Furnish, at the request of any Holder requesting
registration of Registrable Securities, on the effective date of the Registration Statement, (i) an opinion, dated as of such date, of the counsel representing Detective for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder requesting registration, and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of Detective, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder requesting registration.

                           (h) Provide for the listing of the Registrable
Securities on the stock exchange or authorization for trading on automated quotation system on which the Registrable Securities' class of securities are then listed or quoted; PROVIDED, HOWEVER, nothing contained herein shall obligate Detective to have listed any Registrable Securities which are of a class of securities of Detective not then listed on a stock exchange or authorized for trading on an automated quotation system.

                           (i) Make available for inspection by the Holder, any
underwriter participating in any disposition pursuant to such registration statement, and any attorney,


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accountant or other professional retained by the Holder or such underwriter
(collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of Detective (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Detective's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.

                  1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Detective to take any action pursuant to Sections 1.2, 1.3 or
1.4 with respect to any particular Holder that such Holder shall furnish to Detective such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                  1.7 EXPENSES. All expenses incurred in connection with a registration pursuant to Sections 1.2, 1.3 and 1.4, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Detective, and the reasonable fees and disbursements of one counsel for the selling Holders to be selected by Lynx Parent (but excluding underwriters' discounts and commissions), shall be borne by Detective. Each Holder participating in a registration pursuant to Section 1 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of Detective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

                  1.8 INDEMNIFICATION. In the event any registration statement is filed by Detective:

                           (a) BY DETECTIVE. To the extent permitted by law,
Detective will indemnify and hold harmless each Holder, each officer and director of a Holder, any agent or underwriter (as defined in the Securities
Act) for the Holder and each person (as defined in Section 2(2) of the Securities Act), if any, who controls such Holder or such underwriter within the meaning of Section 15 of the Securities Act or the Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or any similar federal statute then in effect, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state in
                  such registration statement, including any preliminary prospectus or final prospectus contained


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

                  therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or final prospectus, in the light of the circumstances under which they are made); or

                           (iii) any violation or alleged violation by Detective
                  of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and Detective will reimburse each Holder, each officer or director of a Holder, and each such agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Detective (which consent shall not be unreasonably withheld), nor shall Detective be liable in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or by such officer, director, agent, underwriter or controlling person of such Holder; PROVIDED, FURTHER, however, the indemnification rights provided for in this
Section 1.8(a) with respect to a registration statement shall not apply to any Holder other than Lynx Parent or its designees, unless such Holder has included any of its Registrable Securities in such registration statement.

                           (b) BY SELLING HOLDERS. To the extent permitted by
law, each selling Holder, if any, will severally and not jointly indemnify and hold harmless Detective, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Detective within the meaning of the Securities Act or the Exchange Act, as applicable, and any agent or underwriter, against any losses, claims, damages or liabilities (joint or several) to which Detective or any such director, officer, controlling person, agent or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information concerning such Holder furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Detective or any such director, officer, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action to the extent that (and only to the extent that) such Violation occurs in reliance upon and in conformity with written information concerning such Holder furnished by such Holder for use in connection therewith; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in


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settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Lynx Parent, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that the total amounts payable in indemnity by a Holder under this Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                           (c) NOTICE. Promptly after receipt by an indemnified
party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. In addition, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8. The indemnification provided in this
Section 1.8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of any Registrable Securities being registered pursuant to Section 1.2, 1.3 or 1.4.

                           (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The
foregoing indemnity agreements of Detective and Holders are subject to the limitation that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreements shall not inure to the benefit of a selling Holder (or any officer or director of a selling Holder or any such agent, underwriter or controlling Person of a Holder) if a copy of the Final Prospectus was timely furnished to the indemnified party, and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act; PROVIDED, HOWEVER, that this subparagraph (d) shall not apply with respect to any underwritten offering.

                           (e) CONTRIBUTION. In order to provide for just and
equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement (and/or any officer, director, agent, underwriter or


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controlling person who may be indemnified under Section 1.8(a)) makes a claim for indemnification pursuant to this Section 1.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder (and/or any officer, director, underwriter or controlling person who may be indemnified under Section 1.8(b)) in circumstances for which indemnification is provided under this Section 1.8; then, and in each such case, Detective and such Holder (and/or such other person) will contribute to the aggregate losses, claims, damages and expenses or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault. The relative fault of Detective and a Holder shall be determined by reference to, among other things, whether the untrue or alleged omission of a material fact relates to information supplied by Detective or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Detective and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding sentences; PROVIDED, HOWEVER, that in no event, except in instances of fraud by a Holder in which there is no limitation,
(i) shall such Holder be responsible for more than the portion represented by the percentage that the public offering price of the Registrable Securities of such Holder offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and (ii) shall such Holder be required to contribute any amount in excess of the public offering price of all such securities offered and sold by such Holder pursuant to such registration statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f) SURVIVAL. The obligations of Detective and
Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement or otherwise.

                  1.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as Holders own any Registrable Securities, Detective agrees to:

                           (a) Make and keep adequate, current public
information available, as required by and defined in Rule 144, at all times;

                           (b) Use its best efforts to file with the SEC in a
timely manner all reports and other documents required of Detective under the Exchange Act;

                           (c) So long as a Holder owns any Registrable
Security, furnish to the Holder forthwith upon request a written statement by Detective as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of Detective, and such other reports and documents of Detective as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a stockholder of Detective to sell any such securities without registration; and

                           (d) Take such further action as a Holder may
reasonably request.

                  1.10 TERMINATION OF DETECTIVE'S OBLIGATIONS. Detective shall have no obligations to register Registrable Securities (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) at such time as all outstanding Registrable Securities may be sold within a three-month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

                  1.11 REVIEW. Lynx Parent shall have the right to require the insertion in any registration statement filed by Detective of language, in form and substance satisfactory to Lynx Parent, to the effect that the holding by Lynx Parent of any Registrable Securities is not to be construed as a recommendation by Lynx Parent of the investment quality of the securities of Detective and that such holding does not imply that Lynx Parent will assist in meeting any future financial requirements of Detective. Detective covenants that it will not file any registration statement under the Securities Act unless it shall first have given notice thereof to Lynx Parent. Detective further covenants that Lynx Parent shall have the right prior to filing with the SEC, to receive copies of such registration statement and any amendment thereof or supplement thereto and any prospectus forming a part thereof in a timely fashion to enable them to participate in the preparation of such registration statement, amendment, supplement or prospectus and to request the insertion therein of material furnished in timely fashion (not to exceed ten Business Days from the date of receipt of such material) in writing to Detective, which in Lynx Parent's judgment should be included therein.

         2.       ASSIGNMENT.

                  2.1 ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof shall be freely assignable to any person (an "ASSIGNEE"); PROVIDED, HOWEVER, that (a) no party may be assigned any of the foregoing rights until Detective is given written notice by the assigning party stating the name and address of the Assignee and identifying the securities of Detective as to which the rights in question are being assigned and (b) any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

         3.       GENERAL PROVISIONS.

                  3.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.1):

                           (a) if to Detective:

                           Data Broadcasting Corporation
                           3490 Clubhouse Drive
                           Jackson, WY 83001
                           Attention:  President
                           Telecopier:  (307) 733-4935

                           with a copy to:

                           Camhy Karlinsky & Stein LLP
                           1740 Broadway, 16th Floor
                           New York, NY  10019
                           Attention:  Alan Annex, Esq.
                           Telecopier:  (212) 977-8389

                           (b) if to Lynx Parent:

                           c/o Pearson Inc.
                           1330 Avenue of the Americas, 7th Floor
                           New York, NY  10019
                           Attention:  President
                           Telecopier:  (212) 641-2500

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attention:  Anne E. Gold, Esq.
                           Telecopier:  (212) 309-6273

                           (c) If to any other Holder, at such Holder's
respective address as set forth in Detective's share register.

                  3.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof and except as otherwise expressly provided herein.

                  3.3 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Detective and Lynx Parent (and /or any of their permitted successors or assigns pursuant to Section 2.1).

                  3.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a Delaware state or federal court sitting in the State of Delaware, and the parties hereto hereby irrevocable submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  3.6 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein (other than as set forth in Section 1.8), express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  3.7 SUCCESSORS AND ASSIGNS. Subject to the provisions of
Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  3.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  3.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.


                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          PEARSON LONGMAN, INC.


                                          By: /s/ PHILIP J. HOFFMAN
                                             ----------------------------
                                           Name: Philip J. Hoffman
                                           Title:   Authorized Person


                                          DATA BROADCASTING CORPORATION


                                          By: /s/ MARK F. IMPERIALE
                                             ----------------------------
                                           Name: Mark F. Imperiale
                                           Title:   President


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]